Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Signet Jewelers Limited:
We consent to the incorporation by reference in the registration statements (Nos. 333-159987, 333-153435, 333-09634, 333-134192, 333-12304, 333-153422 and 333-08964) on Forms S-8 and (Nos. 333-195865-18 and 333-214462) on Forms S-3 of Signet Jewelers Limited of our report dated April 2, 2018, 2018, with respect to the consolidated balance sheets of Signet Jewelers Limited and subsidiaries as of February 3, 2018 and January 28, 2017, and the related consolidated income statements, statements of comprehensive income, statements of cash flows, and statements of shareholders’ equity for the 53 week period ended February 3, 2018, and the 52 week periods ended January 28, 2017, and January 30, 2016, and the related notes, and the effectiveness of internal control over financial reporting as of February 3, 2018, which report appears in the February 3, 2018 annual report on Form 10‑K of Signet Jewelers Limited.

/s/ KPMG LLP
Cleveland, Ohio
April 2, 2018